ITEM 77Q(a) ?
COPIES OF
ALL
MATERIAL
AMENDME
NTS TO
THE
REGISTRA
NT?S
CHARTER
OR BY-
LAWS



FEDERATED
INSTITUTIONAL
TRUST

Amendment No. 13
DECLARATION OF
TRUST
dated June 9, 1994

	THIS
Declaration of Trust is
amended as follows:

	Delete the first
paragraph of Section 5
in Article III from the
Declaration of Trust
and substitute in its
place the following:

	?Sectio
n 5.
Establis
hment
and
Designa
tion of
Series o
r Class.
	Without
limiting the authority of
the Trustees set forth in
Article XII, Section 8,
inter alia, to establish
and designate any
additional Series or
Class or to modify the
rights and preferences
of any existing Series
or Class, the Series and
Classes of the Trust
shall be and are
established and
designated as:

Federated Government
Ultras
hort
Durat
ion
Fund
Class A Shares
Class R6 Shares
Institutional Shares
Service Shares
Federated Institutional
High
Yield
Bond
Fund
Class R6 Shares
Institutional Shares
Federated Short-
Inter
media
te
Total
Retur
n
Bond
Fund
(formerly, Federated
Inter
media
te
Gover
nment
/Corp
orate
Fund)
Class A Shares
Class R Shares
Institutional Shares
Service Shares

	The
undersigned hereby
certify that the above
stated Amendment is a
true and correct
Amendment to the
Declaration of Trust, as
adopted by the Board of
Trustees on the 10th
day of February 2016,
to become effective on
March 22, 2016.

	Witness
the due execution
this 22nd day of
March 2016.



/s/ John F. Donahue
/s/ Peter E. Madden
John F. Donahue
Peter E. Madden


John T. Collins
Charles F. Mansfield, Jr.
/s/ John T. Collins
/s/ Charles F. Mansfield, Jr.


J. Christopher Donahue
Thomas M. O?Neill
/s/ J. Christopher Donahue
/s/ Thomas M. O?Neill


G. Thomas Hough
P. Jerome Richey
/s/ G. Thomas Hough
/s/ P. Jerome Richey


Maureen Lally-Green
John S. Walsh
/s/ Maureen Lally-Green
/s/ John S. Walsh